FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3200
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

July 25, 2019

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES SECOND QUARTER FINANCIAL AND OPERATING RESULTS AND QUARTERLY DIVIDEND

Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of commercial and multifamily properties in the Washington, DC area, reported financial and operating results today for the quarter ended June 30, 2019:

Second Quarter 2019 Highlights

Net Income and NAREIT Funds from Operations (FFO)(1)

•	Reported net income attributable to controlling interests of $1.0 million, or $0.01 per diluted share

•	Reported NAREIT FFO of $37.5 million, or $0.47 per diluted share
Core FFO(1)and Operational Performance

•	Reported Core FFO of $0.47 per diluted share

•	Reported Net Operating Income (NOI)(2) of $48.7 million

•
Reported same-store(3) NOI decline of 0.6% and cash NOI growth of 0.1% over second quarter 2018. The decline was primarily due to a same-store office NOI decline of 6.4% over second quarter 2018, driven largely by expected office lease expirations, the majority of which have been re-leased

•	Grew same-store multifamily NOI and cash NOI by 6.4% over second quarter 2018

•	Grew same-store other(4) NOI by 9.0% and cash NOI by 8.0% over second quarter 2018
Leasing Activity

•	Signed a letter of intent with the World Bank to renew their existing lease for a term of ten years
Acquisition Activity

•	Completed the acquisition of the Assembly portfolio, a 2,113 unit multifamily portfolio for approximately $461 million

•	Subsequent to quarter end, completed the acquisition of Cascade at Landmark, a 277 unit value-add multifamily asset in Alexandria, VA, for approximately $70 million
Disposition Activity

•	Completed the sale of Quantico Corporate Center (925 and 1000 Corporate Drive) in Stafford, VA for approximately $33 million

•	Subsequent to quarter end, completed the sale of five retail assets, totaling approximately 800,000 square feet, for $485 million and recognized gains of approximately $330 million

•	Entered into a definitive agreement to sell two power centers, Frederick Crossing and Frederick County Square in Frederick, MD and expect the sale to be completed in the third quarter

•	Signed a letter of intent to sell Centre at Hagerstown in Hagerstown, MD to a separate buyer and expect the sale to be completed in the third quarter

•
Pursuant to WashREIT's Strategic Capital Allocation Plan, and following completion of the above described dispositions of our retail assets, the Company will no longer be disclosing “Retail” as a separate reportable segment

"The growing strength of our same-store multifamily operations is one of the key highlights in a quarter where we've made swift progress on a Strategic Capital Allocation Plan that significantly augments our multifamily portfolio while shrinking our commercial assets," said Paul T. McDermott, President and Chief Executive Officer. "We expect our Strategic Capital Allocation Plan to de-risk our portfolio and improve the stability and strength of our cash flows while we focus on accelerating the lease-up of our major office expirations, delivering the Trove multifamily development

Washington Real Estate Investment Trust

and implementing additional value-add multifamily unit renovation programs, all of which we expect will create long-term NOI and NAV(5) growth for our shareholders."

Operating Results

The Company's overall portfolio NOI from continuing operations was $48.7 million for the quarter ended June 30, 2019, compared to $48.4 million in the corresponding prior year quarter, primarily driven by the Assembly portfolio acquisition that was partially offset by the sale of 2445 M Street in the second quarter of 2018.

Same-store portfolio NOI for the second quarter decreased by 0.6% on a year-over-year basis due to expected office lease terminations, the majority of which have been re-leased.

Same-store portfolio by sector:

▪
Office: 53% of Same-Store NOI - Same-store NOI decreased by 6.4% and cash NOI decreased by 5.0% compared to the corresponding prior year period, primarily due to the termination of a prior lease at Watergate 600 that has largely been re-leased with rent commencement expected by first quarter 2020. Same-store office average occupancy(6) declined by 260 basis points year-over-year and 40 basis points sequentially primarily due to the aforementioned lease termination that enabled the re-leasing of the majority of the space. The same-store office portfolio was 91.8% occupied and 94.7% leased at quarter end(7).

▪
Multifamily: 38% of Same-Store NOI - Same-store NOI and cash NOI increased by 6.4%, compared to the corresponding prior year period, as the Company achieved 250 basis points of year-over-year rental rate growth, 420 basis points of renewal and 350 basis points of new lease trade-outs in the second quarter, while growing average unit occupancy by 60 basis points. At quarter end, the same-store multifamily portfolio was 95.2% occupied on a unit basis and 97.4% leased.

▪
Other: 9% of Same-Store NOI - Same-store NOI increased by 9% and cash NOI increased by 8% compared to the corresponding prior year period, despite a 20 basis point decline in year-over-year average occupancy due to lease commencements with high rental values at Spring Valley Village, as well as higher recoveries of previously reserved bad debts. The same-store other portfolio was 88.7% occupied and 91.1% leased at quarter end.

Leasing Activity

During the second quarter, WashREIT signed commercial leases totaling 268,000 square feet, including 101,000 square feet of new leases and 167,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	32,000	6.6	3.0	$51.02	9.1%	$50.78	$17.47
Retail (a)	69,000	10.3	1.6	11.86	14.5%	18.23	5.13
Total	101,000	9.2	2.5	24.26	10.8%	28.54	9.04

Renewal:
Office	52,000	10.6	10.6	$38.68	3.4%	$70.42	$18.66
Retail (a)	115,000	8.9	—	16.13	15.2%	—	2.32
Total	167,000	9.4	5.3	23.14	8.7%	21.90	7.40
(a) Includes leasing activity at the eight retail properties classified as discontinued operations.

Office renewals include the renewal of a 47,000 square foot, high-quality, defense contractor anchor tenant at Monument II in Herndon, VA, for an additional term of 11 years at market terms. While the new rent is higher than the expiring

Washington Real Estate Investment Trust

rent on a GAAP basis, it will initially decrease on a cash basis because the tenant's expiring rent has escalated over the past 10 years and is significantly above market. Tenant improvements per square foot for office renewals are higher than usual due to this long-term lease as the space requires an update following 10 years of occupancy.

WashREIT also signed a letter of intent with the World Bank, its largest tenant based on annualized commercial income, to renew their existing lease for a term of ten years at 1776 G Street NW.

Acquisitions

On April 30, 2019, WashREIT closed on the Northern Virginia tranche of the previously announced acquisition of the Assembly multifamily portfolio that consisted of 1,685 units, for $379.1 million. The completed acquisitions include: 205 Century Place, Alexandria, VA; 13690 Legacy Circle, Herndon, VA; 2511 Farmcrest Drive, Herndon, VA; 10519 Lariat Lane, Manassas, VA and 86 Heritage Way, NE, Leesburg, VA.

On June 27, 2019, WashREIT closed on the Maryland tranche of the Assembly multifamily portfolio acquisition that consisted of 428 units for $82 million. The completed acquisitions include: 2 Observation Court, Germantown, MD and 99 Watkins Mill Road, Gaithersburg, MD.

On July 23, 2019, WashREIT closed on the acquisition of the Cascade at Landmark Apartments in Alexandria, VA, a 277 unit, urban-infill, value-add multifamily asset for approximately $70 million.

The Company expects to implement appropriately scoped, value-add unit renovations across most of the acquired Assembly portfolio and Cascade at Landmark Apartments to grow rents by upgrading these well located and desirable communities.

Dispositions

On June 26, 2019, WashREIT closed on the previously announced sale of Quantico Corporate Center (925 and 1000 Corporate Drive) in Stafford, VA for gross proceeds of approximately $33 million.

On July 23, 2019, the Company closed on the previously announced sale of the following five retail assets, totaling approximately 800,000 square feet for $485 million and recognized gains of approximately $330 million:
1. Gateway Overlook, Columbia, MD
2. Wheaton Park, Wheaton, MD
3. Olney Village Center, Olney, MD
4. Bradlee Shopping Center, Alexandria, VA
5. Shoppes of Foxchase, Alexandria, VA

WashREIT entered into a definitive agreement, which is subject to the satisfaction of customary closing conditions, to sell two power centers, Frederick Crossing and Frederick County Square in Frederick, MD, and expects the sale to be completed in the third quarter.

The Company signed a letter of intent to sell Centre at Hagerstown in Hagerstown, MD to a separate buyer and expects the sale to be completed in the third quarter.

No assurance can be given as to the timing or ultimate completion of these sales.

Earnings Guidance

Management is raising the mid-point of its 2019 Core FFO guidance by one cent per fully diluted share to a range of $1.69 to $1.73 from $1.68 to $1.72 per fully diluted share. The guidance and assumptions have been updated in this earnings release primarily to reflect second quarter results. The following assumptions and related explanatory notes are included in this guidance:

•	Same-store multifamily NOI growth is being raised for the second time this year and is now projected to range from 4.25% to 4.75% from a prior range of 4% to 4.5%

Washington Real Estate Investment Trust

•
Same-store office NOI decline remains projected to range from -5.25% to -4.50% primarily due to the impact of large lease expirations and renewals in 2019, the majority of which have been backfilled or renewed with rents commencing throughout 2020

•	Same-store other NOI growth for the remainder of the retail portfolio is now projected to range from $13.25 to $13.50 from a prior range of $13 to $13.25 million

•	Same-store NOI change is tightened to range from -1.25% to -0.50% from a previously announced range of -1.50% to -0.50%

•	The Company still expects to complete an additional $125 to $175 million of yet to-be-determined commercial (office and retail) asset sales close to year end

•	There are no additional acquisitions assumed in guidance

•	Development expenditures are projected to range from $47.5 to $52.5 million from a prior range of $55 to $60 million

•	The annual impact of the adoption of the new lease accounting standard ASC 842 as of January 1, 2019 is now projected to range from $1.25 to $1.75 million from a prior range of $1 to $1.5 million

•	After considering Core FFO adjustments, general and administrative expense remains projected to range from approximately $20.25 to $21.25 million

•
Interest expense is projected to range from approximately $55 to $55.5 million from a prior range of $54.25 to $54.75 million due to updated assumptions regarding the timing and execution of acquisitions and dispositions

•	Capitalized interest is expected to range from $2.75 to $3.25 million

•
Non same-store NOI and income from discontinued operations is projected to range from $56.5 to $57.75 million from a prior range of $54.75 to $56.25 million, which now includes $34 to $34.75 million from the office and multifamily properties the Company intends to hold, from a prior range of $33.5 to $34.5 million. The increase is primarily due to the timing of acquisitions and dispositions as well as better than expected second quarter results

Management would note that the increase in NOI assumed from non same-store and discontinued operations that is attributable to the updated timing and execution of the acquisitions and dispositions has largely been offset by the assumed increase in interest expense.

The non same-store office pool in 2019 consists of Arlington Tower, which was acquired in 2018 and Quantico Corporate Center (925 and 1000 Corporate Drive), which has been sold.

The non same-store multifamily pool consists of the seven Assembly assets and Cascade at Landmark.

Discontinued operations consist of the following eight retail assets: Gateway Overlook, Wheaton Park, Olney Village Center, Bradlee Shopping Center, Shoppes of Foxchase, Centre at Hagerstown, Frederick Crossing and Frederick County Square.

WashREIT's 2019 Core FFO guidance is based on a number of factors, many of which are outside the Company's control and all of which are subject to change. WashREIT may change the guidance provided during the year, as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

Washington Real Estate Investment Trust

2019 Guidance Reconciliation Table

A reconciliation of projected net income attributable to the controlling interests per diluted share to projected Core FFO per diluted share for the year ending December 31, 2019 is as follows:

	Low	High
Net loss attributable to the controlling interests per diluted share (a) (b)	$(0.12)	$(0.08)
Real estate impairment	0.10	0.10
Gain on sale of depreciable real estate (a) (b)	0.01	0.01
Real estate depreciation and amortization (c)	1.66	1.66
NAREIT FFO per diluted share	1.65	1.69
Core adjustments	0.04	0.04
Core FFO per diluted share	$1.69	$1.73
(a) Includes gains or losses on dispositions completed as of June 30, 2019
(b) Does not include gains on sale of approximately $330 million from the sale of five retail assets
(c) Includes impact from completed and planned acquisitions and identified dispositions during the year

Dividends

On June 28, 2019, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on September 30, 2019 to shareholders of record on September 16, 2019.

Conference Call Information

The Conference Call for Second Quarter 2019 Earnings is scheduled for Friday, July 26, 2019 at 11:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until Friday, August 9, 2019 at 11:00 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                41513

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available for two weeks following the Conference Call.

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. As of July 25, 2019, the Company's portfolio of 49 properties includes approximately 5 million square feet of commercial space and 6,658 multifamily apartment units. These 49 properties consist of 17 office properties, 11 retail centers and 21 multifamily properties. Our shares trade on the NYSE and our company currently has an enterprise value of more than $3 billion as of December 31, 2018. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations,

Washington Real Estate Investment Trust

beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk that any of the assumptions on which our updated 2019 earnings guidance is based are incorrect, the risk of failure to enter into and/or complete contemplated dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to ecommerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

(1) NAREIT Funds From Operations (“FFO”) - is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in its NAREIT FFO White Paper - 2018 Restatement as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WashREIT's operating portfolio and affect the comparative measurement of WashREIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WashREIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or discontinued operations. Same-store properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized

Washington Real Estate Investment Trust

development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. NTD: Discuss definition and properties included

(4) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. Pursuant to our Strategic Capital Allocation Plan, and following completion of the above described dispositions of our retail assets, we will no longer be reporting “Retail” as a separate operating segment.

(5) Net Asset Value ("NAV") is a measure that assists investors and management in estimating the fair value of a company. There is no directly comparable GAAP financial measure to NAV and, because the calculation of NAV involves a number of assumptions and estimates, it can be calculated using various methods.

(6) Average Occupancy is based on monthly occupied net rentable square footage or monthly occupied multifamily units as a percentage of total net rentable square footage or total multifamily units, respectively.

(7) Ending Occupancy is calculated as occupied square footage or multifamily units as a percentage of total square footage or multifamily units, respectively, as of the last day of that period.

Ending Occupancy Levels by Same-Store Properties (i) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2019	2018	2019	2018
Multifamily (calculated on a unit basis)	95.2%	95.2%	95.3%	95.2%

Multifamily	95.4%	95.2%	95.4%	95.2%
Office	91.8%	95.4%	90.7%	93.1%
Other (ii)	88.7%	89.0%	91.5%	91.1%

Overall Portfolio	93.3%	94.7%	93.1%	93.4%

(i) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q2 2019 and Q2 2018, same-store properties exclude:

Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown and Assembly Watkins Mill
Office - Arlington Tower
Sold properties:
Office - Quantico Corporate Center, Braddock Metro Center and 2445 M Street
Discontinued Operations:
Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(ii) Same-Store Other consists of retail properties not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. All Properties Other also includes discontinued operations.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2019	2018	2019	2018
Revenue
Real estate rental revenue	$76,820	$75,344	$148,254	$148,989
Expenses
Real estate expenses	28,134	26,919	54,277	53,950
Depreciation and amortization	33,044	27,552	60,101	55,183
General and administrative expenses	5,043	5,649	12,472	11,470
Lease origination expenses	492	—	870	—
Real estate impairment	—	—	8,374	1,886
	66,713	60,120	136,094	122,489
(Loss) gain on sale of real estate	(1,046)	2,495	(1,046)	2,495

Real estate operating income	9,061	17,719	11,114	28,995
Other expense:
Interest expense	(15,252)	(13,156)	(27,748)	(25,813)
Loss on extinguishment of debt	—	—	—	(1,178)
	(15,252)	(13,156)	(27,748)	(26,991)

(Loss) income from continuing operations	(6,191)	4,563	(16,634)	2,004
Discontinued operations:
Income from operations of properties sold or held for sale	7,178	6,187	13,216	12,045
Net income (loss)	987	10,750	(3,418)	14,049
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net income (loss) attributable to the controlling interests	$987	$10,750	$(3,418)	$14,049

Net (loss) income from continuing operations	$(6,191)	$4,563	$(16,634)	$2,004
Depreciation and amortization	33,044	27,552	60,101	55,183
Real estate impairment	—	—	8,374	1,886
Loss (gain) on sale of depreciable real estate	1,046	(2,495)	1,046	(2,495)
Funds from continuing operations(1)	$27,899	$29,620	$52,887	$56,578
Income from operations of properties sold or held for sale	7,178	6,187	13,216	12,045
Discontinued operations real estate depreciation and amortization	2,377	2,326	4,867	4,664
Funds from discontinued operations	9,555	8,513	18,083	16,709
NAREIT funds from operations (1)	$37,454	$38,133	$70,970	$73,287

Non-cash loss on extinguishment of debt	$—	$—	$—	$1,178
Tenant improvements and incentives	(3,576)	(2,330)	(5,845)	(6,997)
External and internal leasing commissions capitalized	(1,925)	(896)	(2,428)	(1,343)
Recurring capital improvements	(1,049)	(469)	(1,367)	(1,092)
Straight-line rents, net	(966)	(1,123)	(1,790)	(2,326)
Non-cash fair value interest expense	(209)	(217)	(421)	(436)
Non real estate depreciation & amortization of debt costs	1,320	945	2,321	1,901
Amortization of lease intangibles, net	573	420	1,151	1,040
Amortization and expensing of restricted share and unit compensation	1,701	1,830	4,527	3,370
Funds available for distribution	$33,323	$36,293	$67,118	$68,582

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2019	2018	2019	2018
(Loss) income from continuing operations	(Basic)	$(0.08)	$0.06	$(0.21)	$0.02
	(Diluted)	$(0.08)	$0.06	$(0.21)	$0.02
Net income (loss) attributable to the controlling interests	(Basic)	$0.01	$0.14	$(0.05)	$0.18
	(Diluted)	$0.01	$0.13	$(0.05)	$0.18
NAREIT FFO	(Basic)	$0.47	$0.48	$0.88	$0.93
	(Diluted)	$0.47	$0.48	$0.88	$0.93

Dividends paid		$0.30	$0.30	$0.60	$0.60

Weighted average shares outstanding - basic		79,934	78,520	79,908	78,501
Weighted average shares outstanding - diluted		79,934	78,616	79,908	78,582
Weighted average shares outstanding - diluted (for NAREIT FFO)		79,998	78,616	79,989	78,582

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2019
	(unaudited)	December 31, 2018
Assets
Land	$597,258	$526,572
Income producing property	2,407,898	2,055,349
	3,005,156	2,581,921
Accumulated depreciation and amortization	(697,714)	(669,281)
Net income producing property	2,307,442	1,912,640
Properties under development or held for future development	107,969	87,231
Total real estate held for investment, net	2,415,411	1,999,871
Investment in real estate held for sale, net	199,865	203,410
Cash and cash equivalents	5,756	6,016
Restricted cash	1,650	1,624
Rents and other receivables	65,739	63,962
Prepaid expenses and other assets	113,434	123,670
Other assets related to properties held for sale	16,242	18,551
Total assets	$2,818,097	$2,417,104

Liabilities
Notes payable	$1,445,444	$995,397
Mortgage notes payable	47,563	48,277
Line of credit	218,000	188,000
Accounts payable and other liabilities	62,603	57,946
Dividend payable	—	24,022
Advance rents	8,801	9,965
Tenant security deposits	10,588	9,501
Liabilities related to properties held for sale	14,390	15,518
Total liabilities	1,807,389	1,348,626

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 80,082 and 79,910 shares issued and outstanding, as of June 30, 2019 and December 31, 2018, respectively	801	799
Additional paid-in capital	1,532,497	1,526,574
Distributions in excess of net income	(521,661)	(469,085)
Accumulated other comprehensive income (loss)	(1,272)	9,839
Total shareholders' equity	1,010,365	1,068,127

Noncontrolling interests in subsidiaries	343	351
Total equity	1,010,708	1,068,478

Total liabilities and equity	$2,818,097	$2,417,104

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended June 30, 2019	Multifamily	Office	Corporate and other	Total
Same-store net operating income(2)	$15,255	$21,298	$3,529	$40,082
Add: Net operating income from non-same-store properties(2)	3,406	5,198	—	8,604
Total net operating income(3)	$18,661	$26,496	$3,529	$48,686
Add/(deduct):
Interest expense				(15,252)
Depreciation and amortization				(33,044)
General and administrative expenses				(5,043)
Lease origination expenses				(492)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(6,191)
Discontinued operations:
Income from operations of properties sold or held for sale				7,178
Net income				987
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$987

Three months ended June 30, 2018	Multifamily	Office	Corporate and other	Total
Same-store net operating income(2)	$14,340	$22,757	$3,237	$40,334
Add: Net operating (loss) income from non-same-store properties(2)	(64)	8,155	—	8,091
Total net operating income(3)	$14,276	$30,912	$3,237	$48,425
Add/(deduct):
Interest expense				(13,156)
Depreciation and amortization				(27,552)
General and administrative expenses				(5,649)
Gain on sale of real estate				2,495
Income from continuing operations				4,563
Discontinued operations:
Income from operations of properties sold or held for sale				6,187
Net income				10,750
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$10,750

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Six months ended June 30, 2019	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(2)	$30,120	$43,321	$6,886	$80,327
Add: Net operating income from non-same-store properties(2)	3,406	10,244	—	13,650
Total net operating income(3)	$33,526	$53,565	$6,886	$93,977
Add/(deduct):
Interest expense				(27,748)
Depreciation and amortization				(60,101)
General and administrative expenses				(12,472)
Leasing origination expense				(870)
Real estate impairment				(8,374)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(16,634)
Discontinued operations:
Income from operations of properties sold or held for sale				13,216
Net loss				(3,418)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(3,418)

Six months ended June 30, 2018	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(2)	$28,585	$44,560	$6,382	$79,527
Add: Net operating (loss) income from non-same-store properties(2)	(85)	15,597	—	15,512
Total net operating income(3)	$28,500	$60,157	$6,382	$95,039
Add/(deduct):
Interest expense				(25,813)
Depreciation and amortization				(55,183)
General and administrative expenses				(11,470)
Loss on extinguishment of debt				(1,178)
Real estate impairment				(1,886)
Gain on sale of real estate				2,495
Income from continuing operations				2,004
Discontinued operations:
Income from operations of properties sold or held for sale				12,045
Net income				14,049
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$14,049

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
Net income (loss)		$987	$10,750	$(3,418)	$14,049
Add/(deduct):
Real estate depreciation and amortization		33,044	27,552	60,101	55,183
Loss (gain) on sale of depreciable real estate		1,046	(2,495)	1,046	(2,495)
Real estate impairment		—	—	8,374	1,886
Discontinued operations:
Real estate depreciation and amortization		2,377	2,326	4,867	4,664
NAREIT funds from operations(1)		37,454	38,133	70,970	73,287
Add/(deduct):
Restructuring expenses		200	—	2,096	—
Loss on extinguishment of debt		—	—	—	1,178
Core funds from operations(1)		$37,654	$38,133	$73,066	$74,465

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2019	2018	2019	2018
NAREIT FFO	(Basic)	$0.47	$0.48	$0.88	$0.93
	(Diluted)	$0.47	$0.48	$0.88	$0.93
Core FFO	(Basic)	$0.47	$0.48	$0.91	$0.94
	(Diluted)	$0.47	$0.48	$0.91	$0.94

Weighted average shares outstanding - basic		79,934	78,520	79,908	78,501
Weighted average shares outstanding - diluted		79,998	78,616	79,989	78,582